Exhibit 5.1

HUNTON & WILLIAMS LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100 FILE NO:

March 14, 2013

Kansas City Power & Light Company

1200 Main Street

Kansas City, Missouri 64105

Re:	Kansas City Power & Light Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Kansas City Power & Light Company, a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 3.15% Notes due 2023 (the “Notes”), covered by the Registration Statement on Form S-3 (No. 333-180105-01) (the “Registration Statement”), including the prospectus constituting a part thereof, dated March 14, 2012, and the final prospectus supplement, dated March 11, 2013 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be issued under the Company’s Indenture, dated as of May 1, 2007, as heretofore supplemented (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (in such capacity, the “Trustee”), as supplemented by Supplemental Indenture No. 4, dated as of March 14, 2013, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes will be sold by the Company pursuant to the Underwriting Agreement, dated March 11, 2013, among the Company, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons other than the directors and officers of the Company, (iii) the authenticity of all documents submitted to us

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March 14, 2013

as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). In rendering the foregoing opinion, with respect to matters of Missouri law, we have relied on the opinion of Jaileah X. Huddleston, Assistant Secretary and Corporate Counsel – Securities and Finance attached hereto as Annex I.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the law of the State of Missouri.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP

Annex I

March 14, 2013

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Re:	Kansas City Power & Light Company
Registration Statement on Form S-3

Ladies and Gentlemen:

I have served as Assistant Secretary and Corporate Counsel – Securities and Finance to Kansas City Power & Light Company, a Missouri corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 3.15% Notes due 2023 (the “Notes”), covered by the Registration Statement on Form S-3 (No. 333-180105-01) (the “Registration Statement”), including the prospectus constituting a part thereof, dated March 14, 2012, and the final prospectus supplement, dated March 11, 2013 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be issued under the Company’s Indenture, dated as of May 1, 2007, as heretofore supplemented (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (in such capacity, the “Trustee”), as supplemented by Supplemental Indenture No. 4, dated as of March 14, 2013, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes will be sold by the Company pursuant to the Underwriting Agreement, dated March 11, 2013, among the Company, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein.

In rendering the opinions expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. I am familiar with the Restated Articles of Incorporation and the By-laws of the Company and the resolution of the Boards of Directors of the Company relating to the Notes. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons other than the directors and officers of the Company, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am are of the opinion that:

(a)	The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri.

(b)	The Notes have been duly authorized, executed and delivered by the Company.

I am licensed to practice law in the State of Missouri and the foregoing opinion is limited to the laws of the State of Missouri.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and I hereby consent to your attaching this opinion to the opinion being rendered by you. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Sincerely,

/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Assistant Secretary and
Corporate Counsel – Securities and Finance